EXHIBIT 99.1 -- Annual Statement of Compliance

  National City			National City Mortgage Co.
   Mortgage			A subsidiary of National City Bank of Indiana
				3232 Newmark Drive Miamisburg, Ohio 45342
				Telephone: (937) 910-1200

				Mailing Address:
				P.O. Box 1820
				Dayton, Ohio 45401-1820





                           STATEMENT AS TO COMPLIANCE

		   Cititgroup Mortgage Loan Trust Inc.,
      		 Mortgage Pass-Through Certificates, Series 2004-NCM2
I, T. Jackson Case, Jr., hereby certify that I am a duly appointed Executive Vice President of National City Mortgage Co. (the "Master Servicer"), and further certify as follows:

1. This certification is being made pursuant to the terms of the Pooling and Servicing Agreement, dated as of August 1, 2004, (the "Agreement"), among Citigroup Mortgage Loan Trust Inc., as depositor, the Master Servicer, as master servicer and U.S. Bank National Association, as trustee.

2. I have reviewed the activities of the Master Servicer during the preceding year and the Master Servicer's performance under the Agreement and to the best of my knowledge, based on such review, the Master Servicer has fulfilled all of its obligations under the Agreement throughout the year.

Capitalized terms not otherwise defined herein have the meanings set forth in the Agreement.


Dated: March 8, 2005


IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 8, 2005.


						By: /s/ T. Jackson Case, Jr.
						Name: T. Jackson Case, Jr.
						Title: Executive Vice President

I, Dino Camomot, a (an) Asst Sec'y of the Master Servicer, hereby certify that
T. Jackson Case, Jr. is a duly elected, qualified, and acting Executive Vice President of the Master Servicer and that the signature appearing above is his/her genuine signature.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of March 8, 2005.

						By: /s/ Dino Camomot
						Name: Dino R. Camomot
						Title: Ass't Secretary